UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 9, 2020

AAC HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-36643	35-2496142
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	200 Powell Place Brentwood, Tennessee	37027
	(Address of Principal Executive Offices)	(Zip Code)

(615) 732-1231

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AACH	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

ITEM 8.01	Other Events.

As previously reported, AAC Holdings, Inc., a Nevada corporation (the “Company”), entered into that certain Credit Agreement, dated as of March 8, 2019, together with Credit Suisse AG, as administrative agent and collateral agent, and the lenders party thereto (the “2019 Credit Facility”), and that certain Credit Agreement, dated as of June 30, 2017, together with Credit Suisse AG, as administrative agent and collateral agent, and the lenders party thereto (as amended, the “2017 Credit Facility” and, together with the 2019 Credit Facility, the “Credit Facilities”). Also as previously reported, on October 30, 2019, the Company entered into forbearance agreements (together, the “Forbearance Agreements”) with the applicable lenders (the “Forbearing Lenders”) and agents in respect of the Credit Facilities, pursuant to which, among other things, the Forbearing Lenders agreed to forbear from exercising their respective creditors’ remedies under the Credit Facilities that would have otherwise been available due to the existence of certain events of default by the Company under the Credit Facilities.

On January 9, 2020, the Forbearing Lenders delivered to the Company notice of the termination of the respective forbearance periods under the Forbearance Agreements due to, among other things, the continuance of certain events of default under the Credit Facilities and the failure of the Company under the Forbearance Agreements to have provided the Forbearing Lenders with a three-year business plan for the Company. Due to the foregoing termination of the forbearance periods, the lenders under the Credit Facilities may now exercise any and all creditors’ remedies available to such lenders in respect of the Credit Facilities, including, without limitation, the lenders’ right to accelerate the respective maturities of, and make immediately due and payable, all amounts currently outstanding under the Credit Facilities due the Company’s continuing default of certain of its obligations thereunder.

The Company is currently negotiating with the Forbearing Lenders both potential amendments to the Forbearance Agreements that would reinstitute such lenders’ agreements to forbear from exercising their respective creditors’ remedies with respect to the Credit Facilities, as well as additional incremental funding; however, there can be no assurance that the Company will successfully consummate such amendments or receive any such funding on terms acceptable to the Company or at all.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAC HOLDINGS, INC.

By:	/s/ Andrew W. McWilliams
Andrew W. McWilliams
Chief Financial Officer

Date: January 15, 2020